J.P. Morgan Mortgage Acquisition Trust 2006-HE3

Asset Backed Pass-Through Certificates, Series 2006-HE3

$590,439,000  (Approximate)

Subject to Revision

October 25, 2006 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$590,439,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-HE3

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

ResMAE Mortgage Corporation, NovaStar Mortgage, Inc., and Fieldstone Mortgage Company

Originators

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2006-HE3

October 25, 2006

Expected Timing:	Pricing Date:	On or about October [27], 2006
	Closing Date:	On or about November 10, 2006
	First Payment Date:	November 25, 2006, or first business day thereafter

Structure:	Bond Structure	$780,239,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for

JPMAC 2006-HE3

Preliminary Term Sheet

Date Prepared: October [25], 2006

$590,439,000  (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-HE3

	Principal	WAL (Years)	Principal Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2,5)	(Months) Call/Mat(2,5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3)
A-1	189,800,000	Not Marketed Hereby		Aaa / AAA / AAA	November 2036	Fltg Rate Group I Senior
A-2	243,800,000	1.00/1.00	1 - 22/1 - 22	Aaa / AAA / AAA	March 2030	Fltg Rate Group II Senior Sequential
A-3	70,900,000	2.00/2.00	22 - 29/22 - 29	Aaa / AAA / AAA	January 2034	Fltg Rate Group II Senior Sequential
A-4	57,700,000	3.00/3.00	29 - 65/29 - 65	Aaa / AAA / AAA	July 2036	Fltg Rate Group II Senior Sequential
A-5	44,198,000	6.49/8.27	65 - 82/65 - 179	Aaa / AAA / AAA	November 2036	Fltg Rate Group II Senior Sequential
M-1	36,900,000	3.93/3.93	43 - 52/43 - 52	Aa1 / AA+ / AA+	November 2036	Fltg Rate Sequential Mezzanine
M-2	40,591,000	5.24/5.26	52 - 82/52 - 90	Aa2 / AA / AA	November 2036	Fltg Rate Sequential Mezzanine
M-3	14,760,000	6.79/9.99	82 - 82/90 - 167	Aa3 / AA- / AA-	November 2036	Fltg Rate Sequential Mezzanine
M-4	18,450,000	4.69/5.18	42 - 82/42 - 146	A1 / A+ / A+	November 2036	Fltg Rate Mezzanine
M-5	15,580,000	4.65/5.12	41 - 82/41 - 140	A2 / A / A	November 2036	Fltg Rate Mezzanine
M-6	12,710,000	4.62/5.07	40 - 82/40 - 134	A3 / A- / A-	November 2036	Fltg Rate Mezzanine
M-7	13,530,000	4.60/5.02	39 - 82/39 - 129	Baa1 / BBB+ / BBB+	November 2036	Fltg Rate Mezzanine
M-8	11,070,000	4.58/4.96	39 - 82/39 - 121	Baa2 / BBB / BBB	November 2036	Fltg Rate Mezzanine
M-9	10,250,000	4.56/4.88	38 - 82/38 - 114	Baa3 / BBB- / BBB-	November 2036	Fltg Rate Mezzanine
Total:	$780,239,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificates are backed primarily by the cashflow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cashflow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates are backed by the cashflow from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

On the first Distribution Date after the first possible Optional Termination Date, the margins on the Senior Certificates and the Mezzanine Certificates will increase to 2.0 and 1.5 times the original margins, respectively.

(4)

The Offered Certificates will be subject to the applicable interest rate caps as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2, Class A-3 and Class A-4 Certificates, is the distribution date 360 payment dates after the initial Distribution Date. The final scheduled distribution dates for the Class A-2, Class A-3 and Class A-4 Certificates is the distribution date, calculated assuming zero prepayments to maturity, plus one month.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-HE3, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originators:

ResMAE Mortgage Corporation, NovaStar Mortgage, Inc., and Fieldstone Mortgage Company

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

The Bank of New York

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

JPMorgan Chase Bank, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

AA Mezzanine Certificates:

The Class M-1, Class M-2 and Class M-3 Certificates.

Offered Certificates:

The Group II and Mezzanine Certificates.

Non-Offered Certificates:

The Group I, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

October 1, 2006

Expected Pricing Date:

On or about October [27], 2006

Expected Closing Date:

On or about November 10, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in November 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period.

Trust Oversight Manager

Fee:

Approximately 0.015% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

Fee:

Approximately 0.004% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 4% - 23% CPR over 12 months, and then remaining constant at 23% CPR; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

ARM Loans:

100% PPC (100% PPC: 5% - 27% CPR over 12 months and remaining constant at 27% CPR through month 23, remaining constant at 60% CPR for months 24 through 27, and then remaining constant at 30% CPR for months 28 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $820,010,815, of which: (i) approximately $ 256,661,774 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $563,349,041 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 40.38% of the mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the aggregate mortgage loans, including the Silent Seconds, is approximately 92.03%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

For any Distribution Date, the Pass-Through Rate on the Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable certificate margin, (ii) the Net WAC Cap and (iii) the Maximum Rate Cap.

Coupon Step-Up:

After the Optional Termination Date, if the right to terminate the Trust has not been exercised, the certificate margins or certificate rates as applicable with respect to the Certificates on any then outstanding Certificates will increase in accordance with the following table:

Certificates	After Optional Termination
Senior Certificates	2.0x the Applicable Margin
Mezzanine Certificates	1.5x the Applicable Margin

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

If investor interest payments are limited by the Maximum Rate Cap, amounts in excess of such limitation will not be paid.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class of Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, if applicable, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate, without regard to the Net WAC Cap, will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied through the last day of the calendar month preceding such Distribution Date.  The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine and Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 4.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be used to pay principal on the Certificates until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be approximately 4.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount will be approximately 9.70% of the aggregate principal balance of the Mortgage Loans as of the end of the related collection period, subject to a floor equal to

(i) prior to month 240, 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

(ii) on or after month 240, the greater of (a) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the balance of the outstanding loans with 40-year terms to maturity as of the end of the related collection period, plus 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount in effect for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in November 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to approximately 52.10%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 30.71% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
November 2008 ─ October 2009	1.70% for the first month plus an additional 1/12th of 2.10% for each month thereafter.
November 2009 ─ October 2010	3.80% for the first month plus an additional 1/12th of 2.10% for each month thereafter.
November 2010 ─ October 2011	5.90% for the first month plus an additional 1/12th of 1.75% for each month thereafter.
November 2011 ─ October 2012	7.65% for the first month plus an additional 1/12th of 0.90% for each month thereafter.
November 2012 and thereafter	8.55%

Target Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Target Credit Support
Senior Certificates	26.05%	52.10%
M-1,M-2,M-3	(1)	29.60%
M-4	12.55%	25.10%
M-5	10.65%	21.30%
M-6	9.10%	18.20%
M-7	7.45%	14.90%
M-8	6.10%	12.20%
M-9	4.85%	9.70%

(1) The Class M-1, Class M-2 and Class M-3 Certificates will have Initial Credit Support of 21.55%, 16.60% and 14.80%, respectively.

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order to the Mezzanine Certificates.

Realized Losses will not be allocated to any of the Senior Certificates. Although losses are not allocated to the Senior Certificates, there may not be enough principal to retire such Certificates.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding such payments due to a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Principal allocable to the Group I Certificates will be distributed to the Class A-1 Certificates until the certificate principal balance of such class has been reduced to zero.

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Mezzanine Certificates and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on their respective certificate principal balances.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of the principal will be paid to the Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Mezzanine Certificates until retired.

On or after the Stepdown Date and if a Trigger Event is not in effect, the Senior and Mezzanine Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, as follows:

a)

Principal allocated to the Senior Certificates will be distributed sequentially within each group of certificates, as described above, to each such class of certificates, until the Target Credit Support Percentage of each such class is reached.

b)

Principal allocable to the AA Mezzanine Certificates, in the aggregate, will be distributed sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, to each such class of certificates until their combined Target Credit Support Percentage is reached.

c)

Principal allocable to the remaining certificates (the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates), will be distributed sequentially, in that order, to each such class of certificates until the Target Credit Support Percentage of each such class is reached.

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds:

Amounts in respect of interest on the Mortgage Loans in the related loan group, to pay interest on the related Senior Certificates, including any accrued unpaid interest from a prior Distribution Date (any remaining Available Funds from a loan group to pay any shortfalls and interest on the Senior Certificates in the unrelated group), and then from such amounts from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

Amounts in respect of principal on the Mortgage Loans in the related loan group, to pay principal on the related Senior Certificates, in accordance with the principal payment provisions described above, and then from such amounts for both loan groups to pay principal on the Mezzanine Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any:

a)

To the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

b)

To the Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Mezzanine Certificates, any unpaid interest including any unpaid interest from prior Distribution Dates.

c)

Sequentially, to the Mezzanine Certificates, any Allocated Realized Loss Amounts.

d)

To the Net WAC Cap Carryover Reserve Account, if any, to pay the Net WAC Cap Carryover Amount on the Senior and Mezzanine Certificates in the same order of priority as described under “Net WAC Cap Carryover Reserve Account” below.

e)

To the Senior Certificates concurrently and then to the Mezzanine Certificates sequentially, any net prepayment interest shortfalls.

f)

To the Senior Certificates concurrently and then to the Mezzanine Certificates sequentially, any Relief Act Shortfalls.

g)

Certain reimbursements to the transaction parties.

h)

To the Swap Provider, any Swap Termination Payments to the extent not already paid.

i)

To the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $780,239,000. Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.30% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Swap distributions will be made from the Swap Account supplemental interest trust as follows:

a)

To the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement.

b)

To the Swap Provider, any Swap Termination Payment owed to the Swap Provider (excluding such payments due to a Swap Provider Trigger Event (as defined in the Pooling and Servicing Agreement)).

c)

To the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

d)

To the Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Mezzanine Certificates, any unpaid interest including any unpaid interest from prior Distribution Dates.

e)

Sequentially, to the Mezzanine Certificates, any Allocated Realized Loss Amounts.

f)

To the Senior and Mezzanine Certificates, the Net WAC Cap Carryover Amount remaining unpaid, in the same order of priority as described under the “Net WAC Cap Carryover Reserve Account” below.

g)

To pay first the Senior Certificates, concurrently, and then the Mezzanine Certificates, sequentially, any net prepayment interest shortfalls.

h)

To pay first the Senior Certificates, concurrently, and then the Mezzanine Certificates, sequentially, any Relief Act Shortfalls.

i)

To the holders of the Class C Certificates.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be used to reimburse any related unpaid Net WAC Cap Carryover Amounts, first, to the Senior Certificates, pro rata, based on their respective Net WAC Cap Carryover Amounts, and second, sequentially, to the Mezzanine Certificates, to reimburse any related unpaid Net WAC Cap Carryover Amounts.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
November 25, 2006	780,239,000	September 25, 2009	40,153,000
December 25, 2006	766,693,000	October 25, 2009	38,850,000
January 25, 2007	749,751,000	November 25, 2009	37,588,000
February 25, 2007	731,008,000	December 25, 2009	36,364,000
March 25, 2007	710,213,000	January 25, 2010	35,179,000
April 25, 2007	688,510,000	February 25, 2010	34,030,000
May 25, 2007	664,969,000	March 25, 2010	32,917,000
June 25, 2007	639,713,000	April 25, 2010	31,838,000
July 25, 2007	612,970,000	May 25, 2010	30,794,000
August 25, 2007	586,239,000	June 25, 2010	29,782,000
September 25, 2007	560,520,000	July 25, 2010	28,802,000
October 25, 2007	535,859,000	August 25, 2010	27,853,000
November 25, 2007	512,215,000	September 25, 2010	26,934,000
December 25, 2007	489,313,000	October 25, 2010	26,044,000
January 25, 2008	467,406,000	November 25, 2010	25,182,000
February 25, 2008	446,234,000	December 25, 2010	0
March 25, 2008	425,933,000
April 25, 2008	406,609,000
May 25, 2008	387,940,000
June 25, 2008	359,130,000
July 25, 2008	178,947,000
August 25, 2008	61,680,000
September 25, 2008	48,034,000
October 25, 2008	44,263,000
November 25, 2008	41,044,000
December 25, 2008	38,010,000
January 25, 2009	35,222,000
February 25, 2009	32,519,000
March 25, 2009	39,199,000
April 25, 2009	45,554,000
May 25, 2009	46,911,000
June 25, 2009	44,940,000
July 25, 2009	43,117,000
August 25, 2009	41,521,000

Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Period	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
1	November 25, 2006	N/A	N/A	44	June 25, 2010	11.35	13.21
2	December 25, 2006	8.22	22.11	45	July 25, 2010	12.11	13.94
3	January 25, 2007	7.95	21.88	46	August 25, 2010	11.96	13.80
4	February 25, 2007	7.96	21.73	47	September 25, 2010	11.95	13.78
5	March 25, 2007	8.81	21.91	48	October 25, 2010	12.34	14.14
6	April 25, 2007	7.96	21.39	49	November 25, 2010	11.94	13.75
7	May 25, 2007	8.22	21.32	50	December 25, 2010	12.33	12.33
8	June 25, 2007	7.96	20.99	51	January 25, 2011	12.14	12.14
9	July 25, 2007	8.23	20.88	52	February 25, 2011	12.25	12.25
10	August 25, 2007	7.96	20.52	53	March 25, 2011	13.55	13.55
11	September 25, 2007	7.97	20.29	54	April 25, 2011	12.24	12.24
12	October 25, 2007	8.23	20.18	55	May 25, 2011	12.64	12.64
13	November 25, 2007	7.97	19.82	56	June 25, 2011	12.23	12.23
14	December 25, 2007	8.23	19.72	57	July 25, 2011	12.63	12.63
15	January 25, 2008	7.97	19.36	58	August 25, 2011	12.22	12.22
16	February 25, 2008	7.97	19.13	59	September 25, 2011	12.22	12.22
17	March 25, 2008	8.53	19.20	60	October 25, 2011	12.62	12.62
18	April 25, 2008	7.98	18.68	61	November 25, 2011	12.21	12.21
19	May 25, 2008	8.25	18.61	62	December 25, 2011	12.61	12.61
20	June 25, 2008	8.05	18.03	63	January 25, 2012	12.19	12.19
21	July 25, 2008	9.01	14.17	64	February 25, 2012	12.19	12.19
22	August 25, 2008	9.20	11.11	65	March 25, 2012	13.02	13.02
23	September 25, 2008	9.27	10.86	66	April 25, 2012	12.17	12.17
24	October 25, 2008	9.58	11.12	67	May 25, 2012	12.57	12.57
25	November 25, 2008	9.27	10.78	68	June 25, 2012	12.16	12.16
26	December 25, 2008	9.60	11.02	69	July 25, 2012	12.56	12.56
27	January 25, 2009	9.68	11.05	70	August 25, 2012	12.15	12.15
28	February 25, 2009	9.95	11.25	71	September 25, 2012	12.15	12.15
29	March 25, 2009	11.04	12.59	72	October 25, 2012	12.54	12.54
30	April 25, 2009	9.97	11.90	73	November 25, 2012	12.13	12.13
31	May 25, 2009	10.30	12.32	74	December 25, 2012	12.53	12.53
32	June 25, 2009	10.00	12.01	75	January 25, 2013	12.12	12.12
33	July 25, 2009	10.73	12.69	76	February 25, 2013	12.11	12.11
34	August 25, 2009	10.64	12.61	77	March 25, 2013	13.40	13.40
35	September 25, 2009	10.67	12.62	78	April 25, 2013	12.09	12.09
36	October 25, 2009	11.02	12.94	79	May 25, 2013	12.49	12.49
37	November 25, 2009	10.66	12.60	80	June 25, 2013	12.08	12.08
38	December 25, 2009	11.04	12.94	81	July 25, 2013	12.48	12.48
39	January 25, 2010	11.06	12.98	82	August 25, 2013	12.07	12.07
40	February 25, 2010	11.32	13.22
41	March 25, 2010	12.55	14.37
42	April 25, 2010	11.33	13.22
43	May 25, 2010	11.71	13.56

(1) Assumes a swap strike rate of 5.30%

(2) Assumes 1-month LIBOR, 6-month LIBOR and 1-year CMT instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR, 6-month LIBOR and 1-year CMT are at 20.00%; the Net WAC Cap reflects only net amounts paid to the Swap Counterparty, if any.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the swap payment owed to the trust, if any, minus the swap payment owed to the swap counterparty, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	15.54	1.76	1.00	0.70	0.54
Principal Window (months)	1 - 280	1 - 44	1 - 22	1 - 17	1 - 12
# of months of principal payment	280	44	22	17	12
Class A-3
WAL (yrs)	25.03	4.58	2.00	1.55	1.16
Principal Window (months)	280 - 326	44 - 75	22 - 29	17 - 21	12 - 16
# of months of principal payment	47	32	8	5	5
Class A-4
WAL (yrs)	28.73	8.43	3.00	1.77	1.50
Principal Window (months)	326 - 356	75 - 137	29 - 65	21 - 23	16 - 20
# of months of principal payment	31	63	37	3	5
Class A-5
WAL (yrs)	29.63	13.64	6.49	2.00	1.73
Principal Window (months)	356 - 356	137 - 171	65 - 82	23 - 27	20 - 22
# of months of principal payment	1	35	18	5	3

Prepayment Speed Sensitivity Table (To Call, Cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	27.06	5.85	3.93	3.43	2.54
Principal Window (months)	303 - 345	53 - 91	43 - 52	27 - 48	22 - 35
# of months of principal payment	43	39	10	22	14
Class M-2
WAL (yrs)	29.49	10.69	5.24	3.96	2.88
Principal Window (months)	345 - 356	91 - 171	52 - 82	48 - 48	35 - 35
# of months of principal payment	12	81	31	1	1
Class M-3
WAL (yrs)	29.63	14.21	6.79	3.96	2.88
Principal Window (months)	356 - 356	171 - 171	82 - 82	48 - 48	35 - 35
# of months of principal payment	1	1	1	1	1
Class M-4
WAL (yrs)	28.54	9.31	4.69	3.31	2.43
Principal Window (months)	303 - 356	53 - 171	42 - 82	36 - 48	27 - 35
# of months of principal payment	54	119	41	13	9
Class M-5
WAL (yrs)	28.54	9.31	4.65	3.18	2.35
Principal Window (months)	303 - 356	53 - 171	41 - 82	34 - 48	26 - 35
# of months of principal payment	54	119	42	15	10
Class M-6
WAL (yrs)	28.54	9.31	4.62	3.09	2.29
Principal Window (months)	303 - 356	53 - 171	40 - 82	33 - 48	25 - 35
# of months of principal payment	54	119	43	16	11
Class M-7
WAL (yrs)	28.54	9.31	4.60	3.03	2.25
Principal Window (months)	303 - 356	53 - 171	39 - 82	32 - 48	24 - 35
# of months of principal payment	54	119	44	17	12
Class M-8
WAL (yrs)	28.54	9.31	4.58	2.98	2.23
Principal Window (months)	303 - 356	53 - 171	39 - 82	31 - 48	24 - 35
# of months of principal payment	54	119	44	18	12
Class M-9
WAL (yrs)	28.54	9.31	4.56	2.94	2.21
Principal Window (months)	303 - 356	53 - 171	38 - 82	30 - 48	23 - 35
# of months of principal payment	54	119	45	19	13

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	15.54	1.76	1.00	0.70	0.54
Principal Window (months)	1 - 280	1 - 44	1 - 22	1 - 17	1 - 12
# of months of principal payment	280	44	22	17	12
Class A-3
WAL (yrs)	25.03	4.58	2.00	1.55	1.16
Principal Window (months)	280 - 326	44 - 75	22 - 29	17 - 21	12 - 16
# of months of principal payment	47	32	8	5	5
Class A-4
WAL (yrs)	28.73	8.43	3.00	1.77	1.50
Principal Window (months)	326 - 356	75 - 137	29 - 65	21 - 23	16 - 20
# of months of principal payment	31	63	37	3	5
Class A-5
WAL (yrs)	29.64	16.26	8.27	2.00	1.73
Principal Window (months)	356 - 357	137 - 330	65 - 179	23 - 27	20 - 22
# of months of principal payment	2	194	115	5	3

Prepayment Speed Sensitivity Table (To Maturity, cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	27.06	5.85	3.93	3.43	2.54
Principal Window (months)	303 - 345	53 - 91	43 - 52	27 - 49	22 - 36
# of months of principal payment	43	39	10	23	15
Class M-2
WAL (yrs)	29.49	10.72	5.26	5.05	3.59
Principal Window (months)	345 - 357	91 - 177	52 - 90	49 - 79	36 - 56
# of months of principal payment	13	87	39	31	21
Class M-3
WAL (yrs)	29.71	19.04	9.99	7.87	5.49
Principal Window (months)	357 - 357	177 - 302	90 - 167	79 - 118	56 - 82
# of months of principal payment	1	126	78	40	27
Class M-4
WAL (yrs)	28.56	10.05	5.18	3.62	2.64
Principal Window (months)	303 - 357	53 - 273	42 - 146	36 - 89	27 - 62
# of months of principal payment	55	221	105	54	36
Class M-5
WAL (yrs)	28.55	10.02	5.12	3.48	2.55
Principal Window (months)	303 - 357	53 - 264	41 - 140	34 - 85	26 - 60
# of months of principal payment	55	212	100	52	35
Class M-6
WAL (yrs)	28.54	9.98	5.07	3.38	2.48
Principal Window (months)	303 - 356	53 - 254	40 - 134	33 - 81	25 - 57
# of months of principal payment	54	202	95	49	33
Class M-7
WAL (yrs)	28.54	9.93	5.02	3.30	2.43
Principal Window (months)	303 - 356	53 - 245	39 - 129	32 - 78	24 - 55
# of months of principal payment	54	193	91	47	32
Class M-8
WAL (yrs)	28.54	9.86	4.96	3.22	2.39
Principal Window (months)	303 - 356	53 - 232	39 - 121	31 - 73	24 - 52
# of months of principal payment	54	180	83	43	29
Class M-9
WAL (yrs)	28.54	9.77	4.88	3.15	2.35
Principal Window (months)	303 - 356	53 - 220	38 - 114	30 - 69	23 - 49
# of months of principal payment	54	168	77	40	27

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	FWD one Year CMT (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	FWD one Year CMT (%)
1	N/A	N/A	5.320000	5.417000	5.080000	48	5.19	5.16	5.280046	5.351615	4.681780
2	2.98	2.98	5.356254	5.413832	5.177914	49	5.04	5.01	5.285538	5.356692	4.671738
3	2.97	2.97	5.383002	5.403155	5.177858	50	5.18	5.15	5.290598	5.361596	4.662798
4	2.98	2.97	5.356989	5.384124	5.166861	51	5.01	4.99	5.295577	5.366372	4.655187
5	3.01	3.01	5.353810	5.355447	5.144871	52	5.01	4.99	5.300457	5.371001	4.648989
6	2.98	2.98	5.371105	5.320739	5.112555	53	5.52	5.50	5.305220	5.375465	4.644252
7	3.00	3.00	5.301411	5.283886	5.070580	54	5.01	4.98	5.309848	5.379746	4.641019
8	2.98	2.98	5.293603	5.261013	5.019540	55	5.18	5.15	5.314323	5.383824	4.639333
9	3.01	3.01	5.271319	5.242048	4.960298	56	5.00	4.97	5.318628	5.387697	4.639233
10	2.99	3.00	5.188691	5.229889	4.894885	57	5.18	5.15	5.322745	5.391416	4.640723
11	2.99	3.01	5.150087	5.235028	4.825849	58	5.01	4.98	5.326655	5.395054	4.643654
12	3.02	3.04	5.154753	5.249970	4.756008	59	5.01	4.99	5.330341	5.398686	4.647830
13	3.00	3.02	5.167116	5.267129	4.688451	60	5.18	5.15	5.333785	5.402396	4.653035
14	3.04	3.06	5.182238	5.284758	4.626538	61	5.01	4.97	5.337050	5.406272	4.659035
15	3.00	3.03	5.199916	5.301735	4.573418	62	5.17	5.14	5.340455	5.410392	4.665578
16	3.01	3.03	5.218872	5.316751	4.530462	63	5.00	4.97	5.344090	5.414785	4.672441
17	3.10	3.12	5.237827	5.328501	4.498458	64	5.00	4.97	5.347971	5.419466	4.679568
18	3.02	3.03	5.255503	5.335677	4.478061	65	5.34	5.31	5.352112	5.424447	4.686948
19	3.07	3.08	5.270621	5.336971	4.469790	66	4.99	4.96	5.356527	5.429745	4.694570
20	3.08	3.09	5.281903	5.331406	4.474030	67	5.16	5.12	5.361229	5.435373	4.702422
21	3.82	3.82	5.288070	5.319429	4.490734	68	4.99	4.94	5.366233	5.441329	4.710492
22	4.16	4.17	5.287844	5.302108	4.518400	69	5.15	5.12	5.371553	5.447540	4.718770
23	4.23	4.25	5.279946	5.280826	4.554749	70	4.98	4.95	5.377203	5.453913	4.727243
24	4.40	4.43	5.263098	5.257284	4.596986	71	4.99	4.95	5.383197	5.460347	4.735900
25	4.26	4.31	5.237956	5.233497	4.641802	72	5.15	5.11	5.389550	5.466736	4.744730
26	4.43	4.49	5.211601	5.211467	4.685371	73	4.98	4.93	5.396175	5.472970	4.753721
27	4.54	4.59	5.186391	5.192087	4.724086	74	5.15	5.09	5.402677	5.478948	4.762862
28	4.78	4.83	5.162905	5.175947	4.756988	75	4.97	4.93	5.408941	5.484635	4.772141
29	5.24	5.29	5.141722	5.163640	4.783929	76	4.97	4.93	5.414949	5.490012	4.781547
30	4.81	4.88	5.123421	5.155754	4.804895	77	5.48	5.44	5.420681	5.495060	4.791068
31	4.96	5.04	5.108581	5.152881	4.820002	78	4.97	4.91	5.426120	5.499760	4.800693
32	4.84	4.93	5.097780	5.155407	4.829499	79	5.13	5.08	5.431246	5.504092	4.810410
33	5.15	5.21	5.091597	5.162848	4.833767	80	4.96	4.90	5.436040	5.508037	4.820208
34	5.17	5.20	5.090611	5.174393	4.833326	81	5.13	5.07	5.440484	5.511575	4.830076
35	5.18	5.21	5.095402	5.189098	4.828834	82	4.95	4.90	5.444560	5.514684	4.840001
36	5.33	5.35	5.106547	5.205885	4.821077
37	5.20	5.22	5.123417	5.223540	4.810977
38	5.21	5.21	5.141489	5.240924	4.799583
39	5.01	5.01	5.159412	5.257631	4.787871
40	5.04	5.04	5.176981	5.273450	4.776060
41	5.49	5.47	5.193989	5.288171	4.764168
42	5.04	5.02	5.210230	5.301584	4.752210
43	5.19	5.16	5.225499	5.313477	4.740199
44	5.05	5.01	5.239590	5.323704	4.728142
45	5.20	5.17	5.252296	5.332394	4.716079
46	5.05	5.03	5.263411	5.339768	4.704185
47	5.04	5.02	5.272730	5.346079	4.692676

(1)\

Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments paid to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	64.1	23.74	39.5	25.09	28.4	25.99
M-2	43.7	19.83	28.8	20.97	21.4	21.71
M-3	38.0	18.43	25.5	19.45	19.2	20.17
M-4	31.7	16.65	21.8	17.58	16.6	18.20
M-5	27.1	15.15	19.0	16.02	14.6	16.57
M-6	23.7	13.93	16.9	14.75	13.1	15.27
M-7	20.4	12.61	14.7	13.32	11.5	13.81
M-8	17.9	11.52	13.0	12.15	10.3	12.65
M-9	16.0	10.63	11.8	11.27	9.4	11.75

Assumptions:

(1)

Pricing Prepayment Assumption, does not include defaults

(2)

Forward Index Rates

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

The optional clean-up call is not exercised

(6)

Triggers fail for every Distribution Date

(7)

‘Break’ is first dollar of realized principal loss

(8)

5.30% Swap strike rate

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination/	Brian Bernard	(212) 834-5139	Andy Cherna	(212) 834-4154
Structuring:	Tom Roh	(212) 834-5936	Randall Outlaw	(212) 834-4154
	Shilla Kim-Parker	(212) 834-5006	Melissa Traylor	(212) 834-4154
	Vikas Garg	(212) 834-9593
	Haroon Jawadi	(212) 834-5308

Asset-Backed Trading
			Peter Basso	(212) 834-3720
			Maria Lopes	(212) 834-3720
			Vikas Sarna	(212) 834-3720
			Nick Sykes	(212) 834-3720
Home Equity	Matt Cherwin	(212) 834-2050
Trading:	Robert Miller	(212) 834-2428
	Raj Kothari	(212) 834-3339
	Kevin Lynn	(212) 834-2394
	Osmin Rivera	(212) 834-2151

Rating Agency Contacts

Standard & Poor’s
Michael Wray	212-438-3126

Moody’s
Jacob Krayn	212-553-1379

Fitch
Tara Sweeney	212-908-0347

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor